                                                                EXHIBIT 10.10


                                 LOAN AGREEMENT

        This LOAN AGREEMENT (hereinafter referred to as the "Agreement") is made as of this 16th day of February, 1996, by and between Deposit Guaranty National Bank (hereinafter referred to as "Lender"), with an office located at Post Office Box 1200, Jackson, Mississippi, 39215-1200, and National Picture & Frame Company, a Delaware corporation, and its wholly owned subsidiary, NPF Company, a Delaware corporation, with their offices located at 1500 Commerce Street, Greenwood, Mississippi (hereinafter referred to jointly as "Borrowers").
                                   WITNESSETH
        WHEREAS, Borrowers desires to borrow the sum of Five Million and No/100ths Dollars ($5,000,000.00) from Lender, and Lender is willing to make a loan in such amount to Borrowers upon the terms and conditions set forth herein;
        NOW, THEREFORE, in consideration of the terms and conditions contained herein, and of any extension of credit made by Lender to Borrowers, the parties hereto agree as follows:
                                  I.  THE LOAN
        1.1 THE LOAN. Upon the terms and subject to the conditions hereof. Lender agrees to make a loan (the "Loan") to Borrowers in an amount not to exceed the sum of Five Million and No/100ths Dollars ($5,000,000.00) pursuant to the requirements set forth in this Agreement.
        1.2 INTEREST. Borrowers agree to pay to Lender interest on the unpaid principal amount of the Loan from the date of such Loan until the Loan is paid in full, with interest to be calculated based on thirty (30) day LIBOR rate as of the date of the closing plus 150 basis points to be adjusted as of the first business day of each month during the term of the Loan (e.g., as of February
16, 1995 5.31 + 1.50 = 6.81 %).
        1.3 TERM NOTE. The Borrowers' obligation to repay the Loan shall be evidenced by a promissory note (the "Note") in a form to be provided by Lender.
        1.4 TERM OF LOAN. Pursuant to the Note and this Agreement to be executed under even date, as well as the Commitment Letter of Lender to Borrowers dated December 8, 1995 (all collectively referred to as the "Loan Documents") the indebtedness under the Note will be amortized over a five (5) year (60 months) period with the entire unpaid balance of principal and accrued interest to be payable five (5) years (sixty months) from date of the Note. Provided, however, that the Note shall be subject to call and be deemed in default for failure of Borrowers to meet any material requirements, ratios or covenants herein.
        1.5 USE OF PROCEEDS. The proceeds of the Loan shall be used by Borrowers in part to pay in part that revolver or revolving line of credit with Provident Bank, which in any event shall be paid in full upon disbursement of this Loan and the NationsBank loan described herein.
        1.6 FEES. Borrowers have agreed to pay all fees and expenses of Lender in connection with this Loan including, but not limited to, reasonable legal fees, title examination and filing fees of Lender in connection with the transactions contemplated hereby.

                                 II.  PAYMENTS
        2.1 INSTALLMENT PAYMENTS. The Loan shall be repaid in sixty (60) monthly installments of equal principal amounts and accrued interest based on the amortization as described in Paragraph 1.2 above, beginning April 1, 1996 with the entire outstanding principal balance and all accrued interest being due and payable five (5) years (sixty months) from date of the first installment set out above.
     2.2 PREPAYMENT. Borrowers may prepay the Note in accordance with the provisions of Note and at any time without penalty.
     2.3 NON-BUSINESS DAYS. If any payment under this Agreement falls due on a day which is not a business day, the due date thereof shall be extended to the next succeeding business day.
                       III.  TERMS AND CONDITIONS OF LOAN
     The making of advances by Lender pursuant to the terms of the Note shall be subject to the fulfillment to the satisfaction of Lender of the following conditions precedent:
     3.1 RECEIPT OF NECESSARY DOCUMENTS. Lenders shall have received from Borrowers all documentation and information requested by it in preparation for extending the Loan.
     3.2 SECURITY INTERESTS. The Loan will be secured by a first perfected Deed of Trust as defined below.
     3.3 NO DEFAULT. On the date of the Loan, Borrowers shall be in compliance with all the terms and provisions contained herein as well as in the other Loan Documents on its part to be observed or performed, and no Event of Default, as set out below, or event which with notice or lapse of time or both which would constitute an Event of Default shall have occurred and be continuing.
     3.4 DEED(S) OF TRUST. All deeds of trust and/or leasehold deeds of trust or other documents relating to the Collateral (as defined in Section IV, below) shall have been duly executed and filed in all offices in which filing is required in order to perfect for the benefit of Lender the first perfected lien in and on the Collateral of Borrowers granted by Borrowers pursuant to this Agreement. Borrowers shall have delivered to Lender and filed no later than closing the Release or Subordination, as deemed fit by Lender, of all preexisting liens and encumbrances upon the Collateral previously granted by Borrowers to any entities or individuals.
     3.5 PAYMENT OF TAXES AND SATISFACTION OF TAX LIENS. At or before closing, Borrowers must provide proof of satisfaction of all Federal and State tax liens or obligations to the satisfaction of Lender.
                 IV.  COLLATERAL AND GRANT OF SECURITY INTEREST
     4.1. COLLATERAL. To secure the prompt and complete payment, when due, of the obligations of Borrowers pursuant to the Loan Documents, Borrowers hereby pledge, assign and transfer to Lender, and grant to Lender a continuing security interest in and to the following (hereinafter collectively referred to as the "Collateral"):
          (a) A first Deed of Trust covering the fee simple and leasehold interests held by Borrowers or and any one of them in that property located in Leflore County, Mississippi and on which Borrowers' 165,000 square foot manufacturing facility is located, said property being more fully described in said Deed of Trust.
     4.2 GRANT OF SECURITY INTEREST. Borrowers hereby grant to Lender a continuing security interest in and to all of the Collateral aforementioned.
All of the obligations of Borrowers pursuant to the Loan Documents shall be secured by Lender's security interest in the Collateral, and by all other security interests, security agreements, liens, claims, assignments, and encumbrances now and from time to time hereafter granted by Borrowers to Lender. Lender may, in its sole discretion, (a) exchange, enforce, waive or release any security or portion of the Collateral, and any security agreement, lien, claim, assignment, or encumbrance relating to any Collateral owned by Borrowers, (b) apply any security or Collateral and direct the order or manner of sale thereof as Lender may, from time to time, determine, and (c) settle, compromise, collect or otherwise liquidate any security or Collateral of Borrowers' obligations pursuant to the Loan Documents in any manner following the occurrence and continuance of any Event of Default as defined below without affecting or impairing Lender's right to take any other action with respect to any security or Collateral for the obligation of Borrowers or any part thereof.
        4.3     PERFECTION OF SECURITY INTEREST.
                (a) Borrowers shall take and perform any and all steps necessary or appropriate to perfect, maintain, and protect Lender's security interest in the Collateral until all obligations have been satisfied in full, including, without limitation, executing and recording any assignments or notices of assignments with respect to the Collateral, or amendments thereof maintaining complete and accurate records, in taking such steps as are deemed necessary by Lender to maintain Lender's control of the Collateral.
                (b) To the extent permitted by applicable law, Lender may file one or more Deeds of Trust to perfect its lien on said Collateral.
                (c) If Borrowers fail to pay any taxes or charges assessed on the Collateral, Lender may (but shall not be required to) pay the same and charge the costs thereof to Borrowers as part of the obligation owed by Borrowers pursuant to the Loan Documents payable on demand and secured by the Collateral. In order to protect or perfect any security interest which Lender is granted hereunder, Lender may, in its sole discretion, discharge any lien or encumbrance or bond the same, pay any insurance, maintain guards, pay any service bureau, on obtaining any record and add the costs of any of the foregoing to the obligations of Borrowers pursuant to the Loan Documents, payable on demand and secured by the Collateral.
        4.4     RIGHTS AND REMEDIES OF LENDER RELATING TO COLLATERAL.
The rights and remedies of the parties with respect to the Collateral shall be fully set out in Deed(s) of Trust to executed as appropriate by the Borrowers or any of them.
                       V.  REPRESENTATIONS AND WARRANTIES
        In addition to the representations and warranties made by Borrowers elsewhere in this Agreement and the other Loan Documents, Borrowers represent and warrant to Lender that:
        5.1     ORGANIZATION AND CORPORATE POWERS.   Each of the Borrowers is a
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, duly qualified to do business in the State of Mississippi, and has the corporate power and authority to own its properties and assets, and to carry on its business, all as, and in the places where, such properties and assets are now owned or operated or such business is now conducted or presently proposed to be conducted. Borrowers have not been known as or used any other corporate or fictitious names except as disclosed herein.
        5.2 TRANSACTION IS LEGAL AND AUTHORIZED. The borrowing of the principal amount of the Loan hereunder and pursuant to the Note, the issuance of the Note and compliance by Borrowers with all of the provisions of this Agreement and the other Loan Documents are within the corporate powers of Borrowers. Each of the Loan Documents including this Agreement have been duly authorized, executed and delivered and are the legal, valid, and binding obligations of Borrowers, enforceable in accordance with their terms. The Note has been fully authorized and, when executed and delivered in accordance with this Agreement, will be the legal, valid, and binding obligation of Borrowers enforceable in accordance with its terms. The execution, delivery, and/or performance by Borrowers of the Loan Documents shall not, by the lapse of time, the giving of notice or otherwise, constitute a violation of any applicable law or a breach of any provision contained in Borrowers' Bylaws or Certificates of Incorporation, or contained in any material agreement, instrument or document to which either of such Borrowers is now a party or by which either is bound.

     5.3 APPROVALS, PERMITS, CERTIFICATES, INSPECTIONS, CONSENTS, ETC. Borrowers have, and are in good standing with respect to, all material approvals, permits, certificates,inspections, consents and franchises issued by governmental authorities, including all state and federal agencies necessary to continue to conduct its business as heretofore conducted by it and to own or lease and operate its property as now owned or leased by it.

     5.4 FINANCIAL STATEMENTS AND CONDITION. Borrowers have delivered to Lender various financial statements. All such audited and unaudited financial statements fairly present in all material respects the financial condition, assets and liabilities of Borrowers at their respective dates and the results of its operations for such periods; and have been prepared in accordance with generally accepted accounting principles consistently maintained since the beginning of such periods except that any such unaudited statements may not contain footnoted disclosures and shall be subject to year-end adjustments consistent with generally accepted accounting principles. Those financial statements provided to Lender by Borrowers prior to closing are, to the best knowledge of Borrowers, correct and complete.

     5.5  CONDITION OF ASSETS:  ABSENCE OF LIENS.

          (a) Borrowers have good, indefeasible, merchantable and marketable title to and ownership of the Collateral, free and clear of all liens, marketable title to and ownership of the Collateral, free and clear of all liens, claims, security interests and encumbrances. Borrowers' assets are of quality, are usable or saleable in the ordinary course of its business, are in good operating condition, ordinary wear and tear excepted.

          (b) Borrowers enjoy peaceful and undisturbed possession under all of the leases under which it is operating, none of which contains any provision that will materially adversely affect or impair the operations of Borrowers. Each of such leases is valid, subsisting and in full force and effect, none of such leases is in default and no event has occurred which with the passage of time or the giving of notice, or both, would constitute a default under any thereof.

          (c) The office and/or location where Borrowers keep any portions of the aforementioned Collateral and its books and records concerning such Collateral are at the address of Borrowers stated above which constitutes all of Borrowers' places of business and are Borrowers' only offices and places of business.

     5.6 ABSENCE OF LIENS AND GRANTING OF LIENS. Borrowers represent and warrant that no mortgage, security agreement, financing statement or other title retention agreement (except those executed in favor of Lender) has or will be executed with respect to any real property, personal property, chattel or fixture used in connection with the construction, operation or maintenance of the Collateral, without the prior written consent of Lender.

     5.7 LITIGATION. There are no actions, suits, investigations, or proceedings, (whether or not purportedly on behalf of Borrowers) pending or to the knowledge and belief of Borrowers, threatened against or affecting Borrowers, except for that litigation resulting in the Judgment in the favor of Lajennifer J. Harbin, but none of which could reasonably be expected to (i) result in any material adverse change in business, operation, or financial condition of Borrowers or the ability of Borrowers to perform this Agreement or any other obligation pursuant to the Loan Documents or (ii) materially adversely affect the Collateral or interests of Lender pursuant to the Loan Documents.

     5.8 NO DEFAULTS OR RESTRICTIONS. The execution and delivery of this Agreement and the remaining Loan Documents, in compliance with the terms and conditions hereof and thereof, do not and will not, with the passage of time or the giving of notice or both result in a breach of, or constitute a default under, any agreement, instrument or judicial action by which Borrowers or its properties may be bound or affected. Borrowers are not in default in the performance of any of the terms contained in any agreement, instrument or judicial action by which Borrowers or any of their properties may be bound or affected.

     5.9 TAXES. Borrowers have filed all United States income tax returns and all state and municipal tax returns (including income tax and franchise tax returns) which are required to be filed, and have paid, or made provision for the payment, of all taxes which have become due except such taxes, if any, being contested in good faith and as to which adequate reserves have been provided.

     5.10 GOVERNMENTAL CONSENT. No governmental authorizations are required to be obtained, and no registrations or declarations are required to be filed by Borrowers in connection with the execution and delivery of the Loan Documents for the consummation of the transactions contemplated hereby and thereby.

     5.11 COMPLIANCE WITH LAW. Borrowers have complied in all material respects with all applicable statutes and with all regulations of any government in respect of the conduct of its businesses and ownership of their properties.

     5.12 FULL DISCLOSURE. The balance sheets and financial statements provided to Lender prior to the date of closing referenced in paragraph 5.4, above, and the balance sheets and financial statements do not, nor does this Agreement nor any of the Loan Documents furnished by Borrowers to Lender in connection with the negotiations, execution or delivery of this Agreement or the other Loan Documents, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading. As to those financial statements provided to Lender by Borrowers prior to closing, Lender makes the same acknowledgments and Borrowers the same representations and warranties as set forth in paragraph 5.4, above.

     5.13 SURVIVAL OF WARRANTIES AND REPRESENTATIONS. Borrowers covenant, warrant and represent to Lender that all representations and warranties of Borrowers contained in this Agreement and the other Loan Documents shall be true at the time of Borrowers' execution of this Agreement and the other Loan Documents, shall survive the execution, delivery and acceptances thereof and of any supplemental documentation by the parties thereto and the closing of the transactions described therein and related thereto.

                         VI.     AFFIRMATIVE COVENANTS
        In addition to the covenants made by Borrowers elsewhere in this Agreement and in the other Loan Documents, Borrowers covenant and agree that so long as this Agreement shall remain in effect or any obligation hereunder or pursuant to other Loan Documents shall be unpaid, unless Lender shall otherwise consent in writing:
        6.1     PUNCTUAL PAYMENT OF OBLIGATIONS.   Borrowers will pay
punctually when due all of the amounts due and owing in respect of the Note and other obligations pursuant to the Loan Documents.
        6.2 MAINTENANCE OF CORPORATE EXISTENCE. Borrowers will at all times do or cause to be done all things necessary to maintain its corporate existence and to comply with all related laws applicable to them, provided, however, that nothing contained in this paragraph shall, subject to compliance with any applicable provision of this Agreement, (a) require Borrowers to maintain any affiliation not necessary or desirable in the conduct of the business of Borrowers, or (b) require Borrowers to comply with any law so long as the validity or applicability thereof shall be contested in good faith.
        6.3 MAINTENANCE OF ASSETS. Borrowers will, insofar as it is not prevented by causes beyond its control, at all times, maintain, preserve, protect and keep, or cause to be maintained their property in good condition, ordinary wear and tear excepted.
        6.4 PAYMENT OF TAXES AND CLAIMS. Borrowers will file all tax returns and other reports Borrowers are required by law to file, maintain adequate reserves for the payment of all taxes and charges, and pay promptly, when due, all such taxes and charges. Borrowers will duly pay and discharge, as the same become due and payable, all taxes and charges which are, or which if are unpaid might become, a lien or charge upon the franchises or properties of Borrowers.
        6.5 INSURANCE. Borrowers will provide or cause to be provided for itself insurance against loss or damage of the kinds customarily insured against by corporations similarly situated, including, but not limited to, fire, hazard and products liability insurance, with reputable insurers, in such amounts, with such deductibles and by such methods as generally maintained by other companies engaged in similar businesses. Each such policy shall include a provision requiring thirty (30) days prior written notice to Lender of any cancellation and shall show Lender as a loss payee as its interests may appear.
        6.6 COMPLIANCE WITH LAW. Borrowers have obtained all consents required to be obtained by Borrowers from any governmental agency with respect to the transactions contemplated by the Loan Documents including this Agreement. Borrowers will comply with all applicable statutes or regulations of any governmental department or agency or of any judicial authority.
        6.7     FINANCIAL PERFORMANCE COVENANTS AND CERTIFICATES OF
COMPLIANCE. Borrowers shall furnish to Lender on a quarterly basis a Certificate of Compliance executed by its Chief Financial Officer and properly attested in the form of Exhibit "A" attached hereto certifying that Borrower is in compliance with the following affirmative covenants:
        (a) That the tangible net worth of Borrowers at the end of each fiscal quarter as that phrase is defined and used in the November 2, 1995 commitment letter of NationsBank to Borrowers regarding credit facilities between NationsBank and Borrowers and any related documents (said facilities hereafter referred to as the "NationsBank Facilities") provided to Lender in connection with application for this Loan shall not be less than $17,500,000.00, and further that the minimum tangible net worth requirement shall increase by forty percent (40%) of Borrowers' net profit after taxes for each fiscal year end. The tangible net worth shall be derived from the respective quarter ending consolidated balance sheets for Borrowers and their subsidiaries, but in any event said amounts shall be derived pursuant to generally accepted accounting principles;
        (b) That at the end of each fiscal quarter there shall be no greater than a maximum ratio of funded debt to EBITDA (net income plus interest expense, taxes, depreciation, amortization, and other non-cash expenses), as defined in connection with the NationsBank Facilities, of 3.00 to
1.00. The funded debt and EBITDA as well as the derivation of the ratio shall be from the respective quarter ending consolidated balance sheets for Borrowers and their subsidiaries, but in any event said amounts shall be derived pursuant to generally accepted accounting principles; and
        (c) That for each fiscal quarter there shall be a minimum cash flow coverage, as that term is used in connection with the NationsBank Facilities, of no less than 2.0 times calculated on a rolling four quarter basis (defined as net profit plus depreciation and amortization, plus interest expense, minus dividends, divided by interest expense plus prior year current maturity of long-term debt). The minimum cash flow coverage shall be derived from the respective quarter ending consolidated balance sheets for Borrowers and their subsidiaries, but in any event said amounts shall be derived pursuant to generally accepted accounting principles.
        6.8 FINANCIAL STATEMENTS. Within forty-five (45) days after the end of each fiscal quarter, a certificate of the chief financial officer shall be provided with accompanying quarterly, interim financial statements prepared by Borrowers. Likewise, within 120 days of the end of each fiscal year of Borrowers, Borrowers shall provide audited, unqualified financial statements from a reputable accounting firm acceptable to Lender and prepared in accordance with generally accepted accounting principles. Promptly, from time to time, such other information regarding the operations, business affairs and financial condition of Borrowers as Lender may reasonably request shall also be provided.
        6.9     NOTICE OF EVENT OF DEFAULT AND OTHER ADVERSE EVENTS.
                (a) In the event any officer of Borrowers knows at any time of any Event of Default as defined below which shall have occurred or knows of the occurrence of any event which with notice or lapse of time or both, would constitute an Event of Default, such person will promptly furnish to Lender a written statement ("Notice of Event of Default") as to such occurrence, specify the nature and extent thereof and the action (if any) which is proposed to be taken by Borrowers with respect thereto.
                (b) Borrowers shall notify Lender in writing, promptly upon Borrowers' learning thereof, of any claim or litigation affecting Borrowers, whether or not the claim is considered by Borrowers to be covered by insurance, and of the institution of any suit or administrative proceeding, which may materially and adversely affect Borrowers' operations, financial condition, business or Lender's security interest in the Collateral.
                (c) Borrowers shall advise Lender by written notice delivered to Lender at least thirty (30) days prior thereto of Borrowers' closing of that facility located upon the Collateral pledged in connection with this Loan.
                (d) Borrowers shall notify Lender in writing within three (3) business days after occurrence thereof, of Borrowers' default or of any claim that any event has occurred which constitutes or with notice or passage of time will constitute such a default under any note, indenture, Loan agreement, mortgage, lease, deed or other similar agreement to which Borrowers is a party or by which Borrowers is bound.
        (e) Borrowers shall notify Lender in writing, promptly upon the occurrence thereof, of any event which may materially adversely affect Borrowers' ability to comply with the terms and conditions of this Agreement or any other Loan Documents.
                            VII.  NEGATIVE COVENANTS
   In addition to the covenants made by Borrowers elsewhere in this Agreement, Borrowers covenant and agree that, so long as this Agreement shall remain in effect or any obligation under the Loan Documents shall be unpaid, unless Lender shall otherwise consent in writing:
        7.1     INDEBTEDNESS:  GUARANTEES.
                (a) Borrowers will not incur, create, assume or permit to exist any indebtedness for borrowed money, or any indebtedness evidenced by Note, bonds, debentures or similar obligations of Borrowers except for: (i) the obligations of Borrowers pursuant to the Loan Documents, or (ii) any indebtedness of Borrowers to third parties incurred in the ordinary course of Borrowers' business so long as Borrowers are in compliance with all terms, convenants and requirements herein.
                (b) Borrowers will not guarantee or otherwise, in any way, become liable with respect to the obligations or liabilities of any other entity or person except guarantees by endorsement of a negotiable instrument for deposit or collection in the ordinary course of Borrowers' business.
        7.2 LIENS. Borrowers will not incur, create, assume or permit to exist any mortgage, lien or any other encumbrance of any nature whatsoever on the Collateral pledged in connection with this Loan, except:
                (a) Liens incurred or pledges or deposits made in connection with Workmen's Compensation, unemployment insurance, old age pensions, social security and public liability and similar legislation;
                (b) Liens, pledges, or deposits to secure the performance of bids, tenders, leases, contracts (other than for the repayment of borrowed money), statutory obligations, surety and appeal bonds and other obligations of like nature, incurred as an incidence to and in ordinary course of business;
                (c) Statutory liens of landlords other liens imposed by law, such as carriers', warehousemen's, mechanics', materialmen's and vendors' liens, incurred in good faith in the ordinary course of business;
                (d) The security interest of Lender to secure payment of obligations of Borrowers pursuant to the Loan Documents; and
                (e) Liens granted by Borrowers to NationsBank in connection with financing for purposes of acquisitions.
        7.3 DISPOSITION OF ASSETS. Borrowers will not sell, lease, assign, transfer, or otherwise dispose of any of the Collateral other than in the ordinary course of Borrowers' business and for fair market value.
        7.4 TRANSACTIONS WITH AFFILIATES. Borrowers will not enter into any transaction with any affiliate except in the ordinary course of business and pursuant to the reasonable requirements of Borrowers' business and upon terms found by the Board of Directors of Borrowers to fair and reasonable and no less favorable to Borrowers than would obtain in a comparable arm's length transaction with a person or entity not an affiliate or a subsidiary.

        7.5 CHANGE OF NAME. Borrowers will not use any other corporate or fictitious name.
        VIII.  SURVIVIAL OF OBLIGATIONS UPON TERMINATION OF AGREEMENT
        Except as otherwise expressly provided for in this Agreement and in the other Loan Documents, no termination or cancellation (regardless of cause or procedure) of this Agreement or the other Loan Documents shall in any way affect or impair the powers, obligations, duties, rights and liabilities of Borrowers or of Lender in any way or respect relating to the warranties and representations of Borrowers or Borrowers' liability for the payment of indebtedness due pursuant to the Loan Documents, until all the indebtedness has been repaid in full. All such undertakings, agreements, covenants, and representations shall survive such termination cancellation.
                      IX.  EVENTS OF DEFAULT AND REMEDIES
        9.1 NATURE OF EVENTS. An "Event of Default" shall exist if any of the following occur:
                (a) Borrowers shall fail to pay any obligation or indebtedness due pursuant to the Loan Documents including, but not limited to those obligations set out in Section II above, within fifteen (15) days after it is due.
                (b) Default shall be made in the performance or observance of any material covenant, condition or agreement contained in this Agreement or any Event of Default or event which with notice or lapse of time or both would become such an Event of Default shall occur under any of the Loan Documents.
                (c) Any warranty, representation or other statement by or on behalf of Borrowers contained in this Agreement or any other Loan Document or in any instrument furnished in compliance with or connection with any of the foregoing is false or misleading in any material respect or the Borrowers shall hereafter make any material misrepresentation or omission to Lender or any of its affiliates;
                (d) Either of the Borrowers shall: (i) file a petition seeking relief for itself under the Bankruptcy Code, or file an answer consenting to, admitting the material allegations of, or otherwise not controverting, or failing timely to controvert such a petition or (ii) file such petition or answer with respect to relief under the provisions of any other now existing or future applicable bankruptcy law.
                (e) An order or relief is entered against either of the Borrowers under the Bankruptcy Code or similar law which order is not stayed, adjudging it as a bankrupt or insolvent, or of any substantial part of its property, or ordering the reorganization, winding-up or liquidation of its affairs; or upon the expiration of thirty (30) days after the filing of any involuntary petition against it seeking any of the relief specified in this paragraph 9.1(e) without the petition being dismissed prior to that time.
                (f) Either of the Borrowers shall: (i) make a general assignment for the benefit of its creditors, or (ii) consent to the appointment of, or have all or any portion of its property taken possession of by, a receiver, liquidator or trustee or Borrowers or any substantial part of its property, or (iii) admit its insolvency or inability to pay its debts generally as such debts become due, or (iv) fail generally to pay its debts as such debts become due or (v) take or permit any action looking to the dissolution or liquidation of Borrowers.
                (g) Either of the Borrowers shall fail to pay when due any of their indebtedness including the obligations represented by the Loan

Documents and any indebtedness, liability, guarantees, endorsements and other contingent obligations (excluding trade payables in the ordinary course of Borrowers' business, and which do not represent indebtedness from borrowed money) and any grace period provided with respect to such payment shall have lapsed; any other relief shall occur which shall cause or permit the holder of any of those indebtednesses to cause such indebtedness to become due prior to its date of maturity; or if any event shall occur which shall result in the termination of, or permit any person or entity, any agreement whose termination would materially adversely affect Borrowers, its properties or the Collateral;
          (h) There shall hereafter occur any material and adverse change in the business operations and condition, financial or otherwise, of Borrowers;
          (i) The Security Agreement(s) or Deed(s) of Trust or any other Loan Documents shall terminate or cease to be in full force and effect by reason of Borrowers' breach thereof;
          (j) At any time Borrowers are deemed to be in default with respect to the NationsBank Facilities; and
          (k) At any time, Borrowers fail to meet any of the requirements set out in any of the Loan Documents.
     9.2  REMEDIES.
          (a) In case any one or more of the Events of Default specified above in section 9.1 shall have happened and be continuing, Lender shall have no further duty under this Agreement to make the Loan or to meet any other obligations pursuant to the Loan Documents. In addition to the rights and remedies set forth elsewhere in this Agreement, Lender may proceed to protect and enforce its rights either by suit in equity and/or in an action at law for foreclosure, attachment or by other appropriate proceedings, or to enforce any other legal or equitable right of Lender. Lender's rights and remedies under this Agreement and any Deed(s) of Trust and other Loan Documents will be cumulative and not exclusive of any other right or remedy which Lender may have, and exercise of any one or more of such rights and remedies shall not be deemed to preclude the exercise of any other rights and remedies.
          (b) In particular, without limiting the generality of the foregoing, Lender shall have the right to declare all debts and obligations hereunder to be, inasmuch as obligations shall thereupon forthwith become, due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived,and Borrowers will forthwith pay to Lender the entire outstanding principal of, and interest accrued on, all obligations hereunder and pursuant to the other Loan Documents.
          (c) No termination or cancellation (regardless of cause or procedure) of this Agreement shall in any way affect or impair the powers, obligations, duties, rights and liabilities of the parties hereto in any way with respect to:
(i) any transaction or event occurring prior to such termination or cancellation, (ii) the Collateral, or (iii) any of Borrowers' undertakings, agreements, covenants, warranties and representations contained in this Agreement or any of the Loan Documents and all such undertakings, agreements, covenants, warranties and representations shall survive such termination or cancellation.

                               X.  MISCELLANEOUS
     10.1 EXPENSES. Whether or not the transactions contemplated by this Agreement shall be consummated, Borrowers will pay on the date of this Agreement all reasonable expenses of Lender and its assignees incident to the transactions contemplated by this Agreement or the other Loan Documents or in connection with any modification, amendment, alteration, assignment, filing, recording or enforcement of this Agreement, any other Loan Document and the real property filings, including, but not limited to, the costs of, or incidental to, any title searches with respect to the Collateral, any appraisals of the Collateral, and any recording or filing of any Security Agreement or financing statements concerning the Collateral, Lender's and its assignees' out-of-pocket expenses and the charges and disbursements of their attorneys associated with the transactions contemplated by this Agreement. The obligations of Borrowers under this Section 10.1 shall survive the payment of any other obligations pursuant to the Loan Documents.
     10.2 LAW AND JURISDICTION. This Agreement and the other Loan Documents shall be interpreted and the rights and liabilities of the parties hereto determined in accordance with the laws of the State of Mississippi.
     10.3 CONFLICT OF TERMS. The provisions of the other Loan Documents and any schedule or exhibit thereto are incorporated in this Agreement by this reference thereto. Except as otherwise provided in the other Loan Documents by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in the loan Documents, the provision contained in this Agreement shall govern and control.
     10.4 WAIVER BY BORROWERS. Except as otherwise provided for in this Agreement, Borrowers waive (i) presentment, demand and protest and notice of presentment, protest, default, non-payment, maturity, release, compromise or settlement; and (ii) the benefit of all valuations, appraisals, homestead and exemption laws.
     10.5 NON-WAIVER OF LENDER. No course of dealing between Borrowers or Lender or any delay or failure on the part of Lender in exercising any rights hereunder shall operate as a waiver of such rights or otherwise prejudice Lender's rights, powers and remedies; no waiver by Lender will be effective unless it is in writing and then only to the extent specifically stated, and no waiver by Lender on any occasion shall affect or diminish Lender's rights thereafter to require strict performance by Borrowers of any provision of this Agreement, the Note or any other Loan Document contemplated hereby or thereby.
     10.6 THE ENTIRE AGREEMENT: AMENDMENTS. This Agreement, the Security Agreement(s) and Note and all other documents referenced in this Agreement and the financing statements (including any schedules and exhibits thereto) sets forth the entire agreement between the parties with respect to the transactions contemplated hereby and thereby. This Agreement may not be terminated, amended or supplemented except by a writing signed by all parties hereto.
     10.7 SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     10.8 PARTIES. This Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and assigns of Borrowers and Lender. This provision, however, shall not be deemed to modify section 10.10 hereof.

     10.9 ASSIGNMENT. Lender shall have the right to assign any or all of this rights under this Agreement; all of the rights, privileges, remedies, options given to Lender hereunder shall inure to the benefit of Lender's successors and assigns; and all the terms of this Agreement shall inure to the benefit of and shall bind the representatives, successors and asides of Borrowers and Lender, respectively. Borrowers may not assign any of their rights under this Agreement without the written consent of Lender and Lender shall not be required to lend under this Agreement except to Borrowers as presently existing.

     10.10 NO JOINT VENTURE. Lender and Borrowers intend and agree that the relationship between them shall be solely that of creditor and debtor. Nothing contained herein or in any of the other Loan Documents shall be deemed or construed to create a partnership, tenancy-in-common, joint tenancy, joint venture or co-ownership by or between Lender and Borrowers. Lender shall not in any way be responsible for the debts, losses, or obligations or Borrowers with respect to its business operations or the Collateral or otherwise. All obligations to pay real property taxes, assessments, insurance premiums, and all other fees and charges arising from the ownership, operation or occupancy of Borrowers' business and to perform all other agreements and contracts relating to Borrowers' business shall be the sole responsibility of Borrowers. Borrowers, at all times consistent with the terms hereof and of the other Loan Documents, shall be free to determine and follow their own policies and practices in the conduct of its business on the Premises. Borrowers hereby agree to indemnify and hold Lender harmless from and against any and all liabilities, losses, injuries, costs, expenses and damages, including, without limitation, attorneys' fees and litigation costs, which it may suffer or incur as a result hereof and of and from any and all claims and demands whatsoever which may be instituted against it by reason of any alleged obligation or undertaking on its part to perform or discharge any of the terms, covenants or agreements contained in any lease, agreement or contract relating to the premises to which Lender is not a direct and express party. Should Lender incur any such liability under any such lease, agreement, or contract, or under or by virtue hereof or of the other Loan Documents or in the defense of any claims or demands related thereto, the amount thereof, including costs, expenses and attorneys' fees, shall constitute a part of the indebtedness and obligations owing from Borrowers to Lender, shall be secured by the Security Agreement or the other Loan Documents as well as the financing statements, and shall be payable to Lender on demand, together with interest at the rate of twelve percent (12%) per annum from the date incurred OR THE FEDERAL DISCOUNT RATE PLUS SEVEN PERCENT (7%) PER ANNUM FROM THE DATE INCURRED.

     10.11 NOTICE. Accept as otherwise provided herein, any notice required hereunder shall be in writing, and shall be given by telex, telegram, hand delivery or through the United States mails, certified or registered, return receipt requested, with proper postage prepaid, and shall be addressed to the party to be notified at the address set forth in the first paragraph of this Agreement or to such other address as each party may designate for itself by like notice. Each such notice shall be effective upon receipt by the party being notified.

     10.12 TITLES. The article and section titles obtained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the Agreement between the parties hereto.

     IN WITNESS WHEREOF, this Borrowers and Lender have caused this Agreement to be executed on the day and year first above written.

                                        NATIONAL PICTURE & FRAME
                                        COMPANY

                                        BY:_________________________

                                        NAME:_______________________

                                        TITLE:______________________

[Seal]

Attest:____________________

Title:_____________________

STATE OF MISSISSIPPI
COUNTY OF___________

     PERSONALLY appeared before me, the undersigned authority in and for the said county and state, on this the _______day of February, 1996, within my jurisdiction, the within named____________________, who acknowledged that he is ______________________________ of National Picture & Frame Company, a
______________ corporation, and that for and on behalf of said corporation and as its act and deed, he executed the above and foregoing Agreement after first having been duly authorized by said corporation so to do.


                                        ------------------------------------
                                        Notary Public

My Commission Expires:_______________________________

                                        NPF COMPANY

                                        BY:________________________________

                                        NAME:______________________________

                                        TITLE:_____________________________

[Seal]

Attest:_______________________

Title:________________________

STATE OF MISSISSIPPI
COUNTY OF___________

        PERSONALLY appeared before me, the undersigned authority in and for the said county and state, on this the _______day of February, 1996, within my jurisdiction, the within named____________________, who acknowledged that he is ______________________________ of NPF Company, a ______________ corporation, and that for and on behalf of said corporation and as its act and deed, he executed the above and foregoing Agreement after first having been duly authorized by said corporation so to do.

                                        ------------------------------------
                                        Notary Public

My Commission Expires:_______________________________

                                        LENDER: DEPOSIT GUARANTY
                                        NATIONAL BANK

                                        BY:________________________________

                                        NAME:______________________________

                                        TITLE:_____________________________

[Seal]

Attest:_______________________

Title:________________________


STATE OF MISSISSIPPI
COUNTY OF___________

        PERSONALLY appeared before me, the undersigned authority in and for the said county and state, on this the _______day of February, 1996, within my jurisdiction, the within named____________________, who acknowledged that he is ______________________________ of Deposit Guaranty National Bank, a Mississippi banking institution, and that for and on behalf of said corporation and as its act and deed, he executed the above and foregoing Agreement after first having been duly authorized by said corporation so to do.

                                        ------------------------------------
                                        Notary Public

My Commission Expires:_______________________________